EXHIBIT 11.1

UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE CALCULATION


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

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                  -------------------------------
                                                                      2003                2002
                                                                  ------------        -----------

INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net income loss......................................        $     9,651         $    (7,048)
                                                                  -----------         -----------

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning
        of period.........................................          2,844,246           2,877,634
                                                                  -----------         -----------
     Repurchase of shares during period...................            (15,000)                 --
                                                                  -----------         -----------
        Common shares used in basic calculation...........          2,829,246           2,877,634
                                                                  -----------         -----------

     Common stock equivalent of dilutive options..........                 --                  --
                                                                  -----------         -----------
        Common shares used in fully diluted calculation...          2,829,246           2,877,634
                                                                  -----------         -----------

INCOME/(LOSS) PER SHARE
     Basic..................................................       $       --          $       --
                                                                   ==========          ==========
     Fully diluted........................................         $       --          $       --
                                                                   ==========          ==========
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